This letter of transmittal should only be used to participate in the tender offer for shares of American Independence Corp. It should NOT be used for exchanging certificates representing old shares of American Independence Corp.
                   for certificates representing new shares.

                              LETTER OF TRANSMITTAL

                       To Tender Shares of Common Stock of

                           AMERICAN INDEPENDENCE CORP.

                                       by

                          MADISON INVESTORS CORPORATION
                     an indirect, wholly-owned subsidiary of
                          INDEPENDENCE HOLDING COMPANY

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                ON APRIL 22, 2003, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                        The depositary for the offer is:

                          Mellon Investor Services LLC

         By Mail:                         By Overnight Courier:                          By Hand:

Mellon Investor Services LLC           Mellon Investor Services LLC             Mellon Investor Services LLC
 Attn: Reorganization Dept.             Attn: Reorganization Dept.               Attn: Reorganization Dept.
       P.O. Box 3301                        85 Challenger Road                    120 Broadway, 13th Floor
 South Hackensack, NJ 07606                   Mail Drop--Reorg                        New York, NY 10271
                                         Ridgefield Park, NJ 07660

            Facsimile transmission (for eligible institutions only):
                                 (201) 296-4293

                 Confirm receipt of facsimile by telephone only:
                                 (201) 296-4860

                         DESCRIPTION OF SHARES TENDERED

--------------------------------------------------------------------------------------------------------------------------
      Name(s) and Address(es) of Registered Holder(s)
 (If blank, please fill in exactly as name(s) appear(s) on                 Shares of Common Stock Tendered
                   share certificate(s))                                (Attach additional list if necessary)
--------------------------------------------------------------------------------------------------------------------------
                                                                                     Total Number of
                                                                                    Shares of Common        Number of
                                                              Stock Certificate   Stock Represented by        Shares
                                                                 Number(s)*       Stock Certificate(s)      Tendered**
                                                             -------------------------------------------------------------
                                                                _____________        _______________       ___________

                                                                _____________        _______________       ___________

                                                             -------------------------------------------------------------
                                                             Total Number of Shares of Common Stock Tendered:

                                                             _______________________________________
--------------------------------------------------------------------------------------------------------------------------

*     Need not be completed by holders tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all shares of common stock evidenced by any certificates delivered to the depositary are being tendered. See Instruction 4.

            Delivery of this letter of transmittal to an address other than as set forth above, or transmission of instructions via a facsimile number other than as set forth above, will not constitute a valid delivery to the depositary. The instructions accompanying this letter of transmittal should be read carefully before completing this letter of transmittal.

            This letter of transmittal is to be completed by holders of shares of common stock of American Independence Corp. tendered pursuant to the offer of Madison Investors Corporation, an indirect, wholly-owned subsidiary of Independence Holding Company, if --

      o     certificates representing shares are being forwarded, or

      o shares are being tendered by book-entry transfer to an account of the depositary at The Depository Trust Company and an agent's message is not utilized.

In all cases, holders participating in the offer must follow the procedures in
Section 3 - "Procedures for Tendering Shares" of the Offer to Purchase that accompanies this document. Holders wishing to tender shares and whose certificates are not immediately available or who cannot comply with the procedures for book-entry transfer may nevertheless tender their shares by following the procedures for guaranteed delivery set forth in Section 3 - "Procedures for Tendering Shares" of the Offer to Purchase. See Instruction 2 of this letter of transmittal. Delivery of documents to DTC does not constitute delivery to the depositary.

                               BOOK-ENTRY TRANSFER

                               (See Instruction 2)

[_] Check here if shares of common stock are being tendered by book-entry transfer to an account maintained by the depositary with DTC and complete the following (only participants in DTC may deliver shares by book-entry transfer):

            Name(s) of Tendering Institution(s): _______________________________

            DTC Account Number: ________________________________________________

            Transaction Code Number: ___________________________________________

                            PRIOR GUARANTEED DELIVERY

                               (See Instruction 2)

[_] Check here if shares are being tendered pursuant to a notice of guaranteed delivery previously sent to the depositary and complete the following:

            Name(s) of Registered Holder(s): ___________________________________

            Window Ticket Number (if any): _____________________________________

            Date of Execution of Notice of Guaranteed Delivery: ________________

            Name of Institution which Guaranteed Delivery: _____________________

            DTC Account Number (if delivered by book-entry transfer): __________

            Transaction Code Number: ___________________________________________

[_] Check here if tender is being made in respect of lost, mutilated or destroyed certificates. (See Instruction 9.)

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

            I (or we, if more than one holder) hereby tender to Madison Investors Corporation (the "Purchaser") the above-described shares of common stock of American Independence Corp. (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 18, 2003, and in this letter of transmittal. I acknowledge receiving a copy of the Offer to Purchase. I understand that the Purchaser reserves the right to assign, in whole or in part, to any of its affiliates the right to purchase all or any portion of the shares tendered pursuant to the offer, although this assignment would not relieve the Purchaser of its obligations under the offer.

            I understand as follows--

            o The Purchaser will accept for payment and will pay for up to 1,000,000 shares of common stock validly tendered prior to the expiration date and not properly withdrawn as promptly as practicable after the expiration date of the offer. If more than 1,000,000 shares are validly tendered and not withdrawn, the Purchaser will purchase shares on a pro rata basis from all tendering holders. In the event that proration is required, the Purchaser will determine the appropriate proration factor as soon as practicable following the expiration date. Proration will be based on the ratio of the number of shares of common stock the Purchaser is offering to purchase to the total number of shares of common stock properly tendered and not withdrawn by all holders. Because of the difficulty in determining the number of shares properly tendered, including shares by guaranteed delivery procedures described in Section 3 of the Offer to Purchase, the Purchaser does not expect that it will be able to announce the final proration factor or commence payment for shares purchased in the offer until approximately five business days after the expiration date of the offer. The Purchaser will announce preliminary results of any proration by press release as promptly as practicable after the expiration date. Holders may obtain the preliminary information from the information agent and from their brokers.

            o Tenders of shares pursuant to the procedures, terms and conditions described in the Offer to Purchase and the instructions to this letter of transmittal will constitute a binding agreement between the Purchaser and me. I recognize that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the shares of common stock that I tender.

            o In connection with my tender of shares, I may surrender either certificates representing shares of old common stock outstanding prior to the reverse stock split or certificates representing new common stock outstanding after the reverse split. However, in all cases where shares are not accepted for payment or only a portion of the shares represented by a certificate are tendered, the depositary will return certificates for the shares not accepted for payment or not tendered representing shares of new common stock. Certificates representing fractional shares will not be issued, and the depositary will send a check for cash in lieu of fractional shares of new common stock.

            o The authority conferred or agreed to be conferred in this letter of transmittal will be unaffected by and will survive my death or incapacity or, in the case of non-natural persons, dissolution or similar legal event. My obligations under this letter of transmittal will be binding upon my heirs, personal representatives, successors and assigns. Subject to the withdrawal rights set forth in Section 4
            - "Withdrawal Rights" of the Offer to Purchase, the tender of the shares made under this letter of transmittal is irrevocable.

            o No alternative, conditional or contingent tenders will be accepted, and no fractional shares will be purchased.

            o The Purchaser's obligation to accept shares for payment is subject to the conditions to the offer. These conditions may be waived by the Purchaser, in whole or in part, in the Purchaser's sole discretion, except as this discretion may be limited by law.

            Accordingly, effective upon acceptance for payment of the shares of common stock tendered with this letter of transmittal, I hereby sell, assign and transfer to, or upon the order of, the Purchaser, all right, title and interest in and to all of the shares and irrevocably appoint the depositary my true and lawful agent and attorney-in-fact with respect to such shares, with full power of substitution--

      o to present such shares of common stock for transfer on the books of the Company or transfer ownership of the shares on the account books maintained by DTC, together with all accompanying evidences of transfers and authenticity, to or upon the order of the Purchaser, and

      o to receive all benefits and otherwise exercise all rights of beneficial ownership of the shares in accordance with the terms and conditions of the offer.

            I hereby irrevocably appoint each designee of the Purchaser as my attorney-in-fact and proxy, with full power of substitution, to vote the shares in the manner as the attorney-in-fact and proxy deems proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of my rights with respect to the shares tendered and accepted for payment by the Purchaser prior to the time of such vote or action. This includes the power to vote at any annual, special, adjourned or postponed meeting of the Company's stockholders, by written consent or otherwise. This proxy will be coupled with an interest in the tendered shares and will be irrevocable effective upon the acceptance for payment of the shares in accordance with the terms of the offer. The Purchaser reserves the right to require that, in order for shares to be deemed validly tendered, immediately upon the Purchaser's acceptance for payment of the shares, the Purchaser must be able to exercise all voting and other rights with respect to the shares. The Purchaser's acceptance for payment will revoke, without further action, any other proxy or power of attorney that I may have previously granted with respect to the shares. Moreover, I will not give any subsequent proxies or powers of attorney with respect to shares, and, if given, they will not be deemed effective.

            I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the shares tendered with this letter of transmittal. When my shares are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the shares will not be subject to any adverse claim. Upon request, I will execute and deliver any additional documents deemed by the depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered with this letter of transmittal.

            By execution of this letter of transmittal, I waive any right to receive any notice of the acceptance of my shares for payment.

            Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price and/or return any certificates not tendered or not accepted for payment in the name of the registered holder (or holders, if more than one) appearing above under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price or return any certificates not tendered or not accepted for payment and any accompanying documents to the address of the registered holder appearing under "Description of Shares Tendered." In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price or issue any certificates not tendered or not accepted for payment in the name of, and deliver the check or return the certificates to, the person or persons indicated. I recognize that the Purchaser has no obligation to transfer any shares from the name of the registered holder if the Purchaser does not accept for payment any of the tendered shares.

            Unless otherwise indicated under Special Payment Instructions, please credit any shares tendered by book-entry transfer that are not accepted for payment by crediting the account at DTC designated above.

                          Special Payment Instructions

                        (See Instructions 1, 5, 6 and 7)

            To be completed only if certificate(s) for shares not tendered or purchased, including as a result of proration, and/or the check for the purchase price of shares purchased are to be issued in the name of someone other than the undersigned, or if shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at DTC other than that designated above.

[_]   Issue check and certificate(s) to:

            Name: ______________________________________________________________
                                       (Please Type or Print)

            Address: ___________________________________________________________

                     ___________________________________________________________
                                         (Include Zip Code)

                     ___________________________________________________________
                            (Tax Identification or Social Security Number)
                                      (See Substitute Form W-9)

[_] Credit shares of common stock tendered by book-entry transfer that are not accepted for payment to the DTC account designated below:

                     ___________________________________________________________
                                       (DTC Account Number)

                          Special Delivery Instructions

                        (See Instructions 1, 5, 6 and 7)

            To be completed only if certificate(s) for shares not tendered or purchased and/or the check for the purchase price of shares purchased are to be sent to someone other than the undersigned, or to the undersigned at an address other than that designated above.

            Name: ______________________________________________________________
                                       (Please Type or Print)

            Address: ___________________________________________________________

                     ___________________________________________________________
                                         (Include Zip Code)

                     ___________________________________________________________
                            (Tax Identification or Social Security Number)
                                     (See Substitute Form W-9)

                         IMPORTANT: HOLDER(S) SIGN HERE

                           (See Instructions 1 and 5)
             (Please Also Complete the Enclosed Substitute Form W-9)

X ______________________________________________________________________________

X ______________________________________________________________________________
                           Signature(s) of Holder(s):

Dated: _________________ 2003

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the tendered certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) of the certificates and documents transmitted with this letter of transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, please fill in the following information and see Instruction 5.)

Name(s): _______________________________________________________________________
                             (Please Type or Print)

Capacity (full title): _________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________
                               (Include Zip Code)

Area Code and Telephone Number: ________________________________________________

Taxpayer Identification
or Social Security Number: _____________________________________________________
                                       (See Substitute Form W-9)

                            GUARANTEE OF SIGNATURE(S)

       (For use by eligible institutions only - See Instructions 1 and 5)

Name of Firm: __________________________________________________________________
                             (Please Type or Print)

Address: _______________________________________________________________________

         _______________________________________________________________________
                               (Include Zip Code)

Authorized Signature(s): _______________________________________________________

Name(s): _______________________________________________________________________

Area Code and Telephone Number: ________________________________________________

                  Place medallion guarantee in the space below.

------------------------------------------------------------------------------------------------------------------------------------
                        AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
                             THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

Complete this Section only if you cannot locate some or all of your American Independence Corp. common stock certificate(s). Please print clearly.

-----------------------------------------------------------------------------
TOTAL SHARES LOST >                                                                       Taxpayer ID or Social Security Number
-----------------------------------------------------------------------------
Please Fill In Certificate No(s). if Known   Number of Shares of Common Stock
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                     Attach separate schedule if needed
------------------------------------------------------------------------------------------------------------------------------------

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in this Letter of Transmittal, without the surrender of the original(s), and also to request and induce
Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/we agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), American Independence Corp. and Mellon Investor Services LLC, and
any other party to the transaction from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance
Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (shareholder)___________________________________________ on this (date) ________________________________________
                                (Deponent) (Indemnitore) (Heirs Individually)               Month              Day              Year

Social Security #______________________________________  Date_____________________________  Notary Public___________________________

                                           Lost Securities Premium/Service Fee Calculation
                                  IF THE VALUE IS UNDER $1,000, THERE IS A $50.00 SERVICE FEE ONLY

1. Enter the number of shares that are lost:________________ x $9.00 = $________________ Share Value*
   Multiply by $9.00 to get value of shares.

*If the Share Value exceeds $500,000, or if the shareholder is foreign or deceased, do not continue with calculation. Contact Mellon
Investor Services.

2. If value is greater than $1000 $______________________________ (Share Value) x (3%) or .03=$_______________________Surety Premium
   Multiply by 3% (.03) for Surety Premium.

3. Add $50.00 for service fee for total amount due ........................................................................... 50.00
   TOTAL AMOUNT DUE (Add 2 & 3)....................................................................................$________________

Please make all checks payable to: Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07660. Any checks over $250.00 must be in the form of a certified check, cashier's check or money order.

------------------------------------------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS
              Forming Part of the Terms and Conditions of the Offer

            1. Guarantee Signatures. All signatures on this letter of transmittal must be guaranteed by an eligible institution, unless

      o this letter of transmittal is signed by the registered holder of the shares tendered or a participant in DTC whose name appears on a security position listing as the owner of the shares tendered, and the holder or DTC participant has not completed the box entitled either "Special Payment Instructions" or "Special Delivery Instructions"; or

      o if the shares are tendered for the account of an eligible institution.

An "eligible institution" is a financial institution, including most brokerage firms, commercial banks and savings and loan associations, that is a participant in the Security Transfer Association Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program. See Instruction 5 below.

            2. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations. This letter of transmittal is to be completed if certificates representing shares are being forwarded to the depositary or if shares are being transferred to the depositary's account at DTC without an agent's message. Certificates representing physically tendered shares or any confirmation of the delivery of shares by book-entry transfer, together with this letter of transmittal and any other required documents, must be received by the depositary at one of its addresses set forth above on or prior to the expiration date of the offer. A facsimile copy of the letter of transmittal with manual signature(s) may be used in lieu of an original.

            Holders whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the depositary prior to the expiration date or who cannot complete the procedures for book-entry transfer on a timely basis may nevertheless tender their shares by observing the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase. These procedures require that:

      o     the tender must be made by or through an eligible institution;

      o a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Purchaser, must be received by the depositary prior to the expiration date; and

      o certificates with a properly completed letter of transmittal or shares delivered by book-entry transfer with a letter of transmittal or an agent's message, and any other required documents, must be received by the depositary within three business days after the date of execution of the notice of guaranteed delivery.

            If certificates are forwarded to the depositary in multiple deliveries, a properly completed and duly executed letter of transmittal must accompany each such delivery.

            The method of delivery of certificates, this letter of transmittal and any other required documents, including delivery through DTC, is at the option and risk of the tendering holder. Delivery will be deemed made only when actually received by the depositary. In the case of book-entry transfer, this means receipt by the depositary of a book-entry confirmation. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

            3. Inadequate Space. If the space provided under "Description of Shares Tendered" is inadequate, list the stock certificate numbers and the number of shares tendered on a separate schedule and attach the schedule to this letter of transmittal.

            4. Partial Tenders (not applicable to holders who tender by book-entry transfer). All shares represented by certificates delivered to the depositary will be deemed to have been tendered unless otherwise indicated. If fewer than all the shares evidenced by any certificate are to be tendered, fill in the number of shares to be tendered in the box entitled "Number of Shares Tendered." In such cases, a new certificate evidencing the remainder of the shares that were evidenced by the old certificates will be sent to the person signing this letter of transmittal, unless otherwise provided in the box entitled either "Special Payment Instructions" or "Special Delivery Instructions" on this letter of transmittal, as soon as practicable after the expiration date of the offer. The new certificate will represent shares of new common stock. See Instruction 11 below.

            5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this letter of transmittal is signed by the registered holder of the tendered shares, the signature (or signatures, if there is more than one registered holder) must correspond with the name as written on the face of the certificates, without alteration, enlargement or any change whatsoever. If any of the tendered shares are held of record by two or more joint owners, all the owners must sign this letter of transmittal. If any of the tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

            If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, the signing person should so indicate when signing, and submit evidence satisfactory to the depositary and the Purchaser of the person's authority so to act.

            If this letter of transmittal is signed by the registered holder of the tendered shares, no endorsements of certificates or separate stock powers are required. If this letter of transmittal is signed by a person other than the registered holder of the tendered shares, the certificates must be endorsed or accompanied by appropriate stock powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. In this case, signatures on the certificates or stock powers must be guaranteed by an eligible institution.

            6. Transfer Taxes. The Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of the tendered shares accepted for payment, with the following exception. If payment of the purchase price of any shares is to be made to or if certificate for the shares not tendered or not purchased are to be registered in the name of any person other than the registered holder(s), or if tendered certificates are registered in the name(s) of any person(s) other than the person signing this letter of transmittal, the amount of any transfer taxes payable on account of a transfer to any other person will be deducted from the purchase price for the shares, unless satisfactory evidence of the payment of the taxes, or an exemption from payment, is submitted.

            7. Special Payment and Delivery Instructions. If --

      o a check for the purchase price is to be issued in the name of, and/or certificate(s) for the shares not tendered or not accepted for payment are to be issued in the name of, a person other than the signer of this letter of transmittal or

      o if a check and/or certificate(s) for shares are to be delivered to a person other than the signer of this letter of transmittal or to an address other than that shown above,

the appropriate boxes on this letter of transmittal should be completed. A holder tendering shares through book-entry transfer may request that shares not accepted for payment be credited to an account maintained at DTC designated under "Special Payment Instructions." If no such instructions are given, shares tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC from which the shares were originally delivered.

            8. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to, or additional copies of the Offer to Purchase, this letter of transmittal, the notice of guaranteed delivery and other tender offer materials may be obtained from, the information agent at its address and telephone number set forth on the back cover of the Offer to Purchase or from your broker, dealer, commercial bank or trust company.

            9. Lost, Mutilated or Destroyed Certificates. If any certificates have been lost, mutilated or destroyed, the holder should promptly notify the depositary by checking the box provided above for this purpose and indicating the number of shares that have been lost. The holder must also complete the Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity section of this letter of transmittal. This letter of transmittal and related documents cannot be processed until that section is completed and the procedures for replacing lost, mutilated or destroyed certificates have been followed.

            10. Substitute Form W-9. Under United States federal income tax law, each tendering holder is required to provide the depositary (as payer) with a correct U.S. social security number, U.S. individual taxpayer identification number or U.S. employer identification number (each, a taxpayer identification number or a "TIN") on Substitute Form W-9 provided below. If the tendering holder is an individual, the TIN is such person's social security number. The TIN of a resident alien who does not have and is not eligible to obtain a social security number is such person's U.S. Internal Revenue Service individual taxpayer identification number. If the tendering holder is subject to federal backup withholding, the stockholder must cross out item (2) in Part 2 of the "Certification" box on the Substitute Form W-9. If the depositary is not provided with the correct TIN, the tendering holder may be subject to a $50 penalty imposed by the IRS. In addition, payments that are made to the tendering holder may be subject to backup withholding. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. If the tendering holder has not been issued a TIN and has applied for a number or intends to apply for a number is the near future, such holder should write "Applied For" in the space provided for the TIN in Part 1, and sign and date the Substitute Form W-9. If "Applied For" is written in
Part 1 and payment is made before the depositary is provided with a TIN, the depositary may retain 30% on all payments for the purchase price to the holder and either remit such amount to the IRS if such TIN is not provided within 60 days or pay over such amount to the holder if a TIN is provided to the depositary within 60 days.

            If federal backup withholding applies, the depositary will retain 30% of any payments made to such holder pursuant to the offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. The depositary cannot refund amounts withheld by reason of backup withholding.

            Certain stockholders, including, among others, all corporations and certain non-United States individuals, are not subject to U.S. federal backup withholding. In order for a non-United State individual to qualify as an exempt recipient, that tendering holder must submit to the depositary a properly completed IRS Form W-8BEN or an alternative Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. Such forms may be obtained from the depositary. Exempt tendering holders, other than non-United States individuals, should furnish their TIN, write "EXEMPT" on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

            11. Certificates Representing Shares of Old Common Stock; Fractional Shares. On February 13, 2003, the Company's stockholders approved a one-for-three reverse split of the Company's common stock. Holders may submit either certificates representing shares of old common stock or shares of new common stock in the offer. However, even if certificates representing shares of old common stock are submitted, payment for shares will be made based on the equivalent number of new common shares. Also, in the case of a partial tender or if any tendered shares are not accepted for payment, by reason of proration or otherwise, the returned certificates will represent shares of new common stock. No fractional shares will be returned to a tendering holder. Instead a cash payment will be made equal to the fraction multiplied by $9.00.

            This letter of transmittal should only be used to participate in the tender offer for shares of the Company's common stock. It should NOT be used for exchanging certificates representing old shares of common stock for certificates representing new shares.

                            IMPORTANT TAX INFORMATION
                            (See also Instruction 10)

            Under United States federal income tax law, a tendering holder may be subject to backup withholding tax at a rate of 30% with respect to payments by the depositary pursuant to the offer, unless such holder--

o is a corporation or other exempt recipient and, if required, establishes its exemption from backup withholding;

o provides its correct TIN, certifies that the TIN provided is correct (or that the holder is awaiting a TIN) and certifies that it is not currently subject to backup withholding; or

o     certifies as to its non-United States status, as applicable.

Failure to provide such holder's TIN on the Substitute Form W-9, if applicable, may subject the tendering holder or other payee to a $50 penalty imposed by the IRS and payments that are made to the tendering holder may be subject to backup withholding. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment.

            Tendering holders are urged to consult their own tax advisers to determine whether they are exempt from these backup withholding and reporting requirements.

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                                         PAYER: MELLON INVESTOR SERVICES LLC
  (See Instruction 10 and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute
                                                      Form W-9)

----------------------------------------------------------------------------------------------------------------------
SUBSTITUTE              PART 1--PLEASE PROVIDE YOUR                            Social Security Number
Form W-9                TAXPAYER IDENTIFICATION NUMBER IN                               OR
                        THE BOX AT RIGHT AND CERTIFY BY                   Employer Identification Number
                        SIGNING AND DATING BELOW.
                                                                          ____________________________
Department of the                                                     (If awaiting TIN write "Applied For")
Treasury                -----------------------------------------------------------------------------------------------
Internal Revenue        PART 2--For Payees exempt from backup withholding, see the enclosed Guidelines for
Service                 Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.
Payer's Request for
Taxpayer                Certification--Under the penalties of perjury, I certify that:
Identification
Number (TIN)            (1)   The number shown on this form is my correct taxpayer identification number (or a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide
                              Madison Investors Corporation with a taxpayer identification number, Madison
                              Investors Corporation may retain 30% of all reportable payments made to me and either remit such amounts to the IRS if such taxpayer identification number is not provided within 60 days or pay over such retained amount to me upon the furnishing of a taxpayer identification number within 60 days);

                        (2)   I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the
                              IRS has notified me that I am no longer subject to backup withholding; and

                        (3)   I am a U.S. person (including a U.S. resident alien).

                        NAME (please print):_______________________________________________________________________

                        ADDRESS (please print): ___________________________________________________________________

                        SIGNATURE_______________________________________________________Date_______________________

                        Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on
                        Substitute Form W-9).
----------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 10 AND THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. (THIS PAGE INTENTIONALLY LEFT BLANK) (THIS PAGE INTENTIONALLY LEFT BLANK)

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

Your may direct any questions or requests for assistance or additional copies of the Offer to Purchase, this letter of transmittal and other tender offer materials to the information agent at the telephone number and location listed below, or from your broker, dealer, commercial bank, trust company or other nominee.

                     The information agent for the offer is:

                          Mellon Investor Services LLC

                            44 Wall Street, 7th Floor
                               New York, NY 10005

                             Please Call Toll-Free:

                                 (888) 566-9477